Exhibit 99.1

Cadence Bancorporation reports

Fourth quarter 2017 RESULTs AND

INITIATES A QUARTERLY DIVIDEND

HOUSTON, TEXAS (January 24, 2018) – Cadence Bancorporation (NYSE:CADE) (“Cadence”) today announced net income for the quarter ended December 31, 2017 of $14.7 million, or $0.17 per diluted common share (“per share”), compared to $32.6 million, or $0.39 per share, in the third quarter of 2017, and $29.0 million, or $0.38 per share, in the fourth quarter of 2016.   The fourth quarter of 2017 includes a one-time charge of $19.0 million, or $0.22 per share, recorded in income tax expense (the “one-time tax charge”) related to the enactment of the Tax Cuts and Jobs Act in December 2017 (“Tax Reform”) requiring a re-measurement of our deferred tax assets arising from a lower corporate tax rate.

Highlights:

•

Fourth quarter of 2017 net income was $14.7 million.  Excluding the one-time tax charge, after-tax earnings for the fourth quarter of 2017 were $33.7(1) million, representing an increase of $1.1 million, or 3.4%, as compared to the third quarter of 2017, and an increase of $4.7 million, or 16.2%, compared to fourth quarter of 2016.

o

On a per-share basis, net income was $0.17 per share for the fourth quarter of 2017.  Excluding the one-time tax charge, after-tax earnings per share for the fourth quarter of 2017 was $0.39(1), the same as the third quarter of 2017 and up $0.01 from the fourth quarter of 2016.  The year-over-year per share comparison was impacted by the issuance of 8.625 million shares in our initial public offering in April 2017.

o

Annualized returns on average assets, common equity and tangible common equity(1) for the fourth quarter of 2017 were 0.55%, 4.32% and 5.71%, respectively.  Annualized returns on average assets, common equity and tangible common equity(1) excluding the one-time tax charge for the fourth quarter of 2017 were 1.26%, 9.92% and 13.11%, respectively, as compared to 1.29%, 9.78% and 13.04%, respectively, for the third quarter of 2017.

•

Net income for the year ended December 31, 2017 was $102.4 million, compared to the prior year net income of $65.8 million.  Excluding the one-time tax charge, after-tax earnings for the year ended December 31, 2017 were $121.4(1) million, an increase of $55.6 million, or 84.5%, compared to the year ended December 31, 2016.

o

Net income was $1.25 per share for the year ended December 31, 2017, compared to $0.87 per share in the prior year.  Excluding the one-time tax charge, after-tax earnings per share for the year ended December 31, 2017 was $1.48(1) per share, an increase of $0.61 per share or 71% as compared to the year ended December 31, 2016.

o

Returns on average assets, common equity and tangible common equity(1) for the year ended December 31, 2017 were 1.02%, 8.16% and 11.08%, respectively.  Returns on average assets, common equity and tangible common equity(1) excluding the one-time tax charge were 1.21%, 9.68% and 13.14%, respectively, as compared to 0.71%, 6.01% and 8.68%, respectively, for the prior year.

•

Total revenue for the fourth quarter of 2017 was $113.6 million, up 4.9% from the linked quarter and up 19.7% from the same period in 2016.  On a full year basis, 2017 revenues of $426.1 million represented an increase of $58.2 million, or 15.8%, as compared to the prior year.

(1) Considered a non-GAAP financial measure.  See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

•	Total assets were $10.9 billion as of December 31, 2017, an increase of $1.4 billion, or 14.9%, as compared to $9.5 billion as of December 31, 2016.
•	Loans were $8.3 billion as of December 31, 2017, an increase of $820.7 million, or 11.0%, as compared to $7.4 billion at December 31, 2016.
•	Core deposits (total deposits excluding brokered) were $8.2 billion as of December 31, 2017 grew $1.2 billion, or 17.8%, from December 31, 2016.

“We are pleased with our core operating performance for the quarter, as our business growth continued to reflect the strong momentum we experienced throughout 2017,” said Paul B. Murphy, Jr., Cadence’s Chairman and Chief Executive Officer.  “Revenue growth for the quarter was solid, driven by strong loan and core deposit growth, and stable margins.   I am very pleased with our credit results during 2017, and particularly during the fourth quarter as we continued the trend of reduced nonperforming assets.  Lower nonperforming assets (“NPAs”), low charge-offs and a stabilized energy environment all supported a net recovery of loan provision for the quarter.  2017 was a big year for Cadence as we became a public company, crossed the $10 billion asset threshold and achieved record financial performance.   As a next step, we are very pleased to announce the initiation of a quarterly cash dividend in the amount of $0.125 per share to our common shareholders, representing an annualized dividend of $0.50 per share.  I am proud of our employees who work hard for our customers every day, and we believe those efforts show through in our results and in returns for our shareholders.”

Period End Balance Sheet:

Cadence continued its strong growth during the quarter with total assets reaching $10.9 billion as of December 31, 2017, an increase of $446.7 million, or 4.3%, from September 30, 2017, and an increase of $1.4 billion, or 14.9%, from December 31, 2016.

Loans at December 31, 2017 were $8.3 billion, an increase of $224.5 million, or 2.8%, from September 30, 2017, and an increase of $820.7 million, or 11.0%, from December 31, 2016.

-	Increases in loans reflect organic growth primarily in our specialized, general C&I and residential portfolios.
-	Energy lending remained a consistent portion of total loans, with balances totaling $935.4 million, or 11.3%, of total loans at December 31, 2017, and continued to reflect improved credit results.

Total deposits at December 31, 2017 were $9.0 billion, an increase of $510.4 million, or 6.0%, from September 30, 2017, and an increase of $994.8 million, or 12.4%, from December 31, 2016.

-

Deposit increases reflect growth in core deposits, with a key focus on expansion of commercial deposit relationships and treasury management services.  The core deposit growth supported a $245.1 million reduction in brokered deposits during the year.

-	As of December 31, 2017, brokered deposits totaled $0.8 billion, or 8.8% of total deposits, down from 9.7% and 13.0% of total deposits at September 30, 2017 and December 31, 2016, respectively.
-	Noninterest bearing deposits as a percent of total deposits increased to 24.9%, up from 24.4% at September 30, 2017 and 23.0% at December 31, 2016.

Shareholders’ equity was $1.4 billion at December 31, 2017, an increase of $18.2 million from September 30, 2017, and an increase of $278.6 million from December 31, 2016.

-

The increase in shareholders’ equity includes $155.7 million in net proceeds from our April 2017 initial public offering that was added to tangible common equity during the second quarter of 2017.  This offering resulted in increasing average diluted shares to 84.7 million for the fourth quarter of 2017, as compared to 75.4 million and 84.0 million in the fourth quarter of 2016 and third quarter of 2017, respectively.
-

In November 2017, Cadence completed a secondary offering whereby its controlling stockholder, Cadence Bancorp, LLC, sold 10,925,000 Cadence Bancorporation shares, reducing its ownership in Cadence to 76.6%.  All proceeds from this transaction were received by Cadence Bancorp, LLC and did not impact Cadence Bancorporation’s equity or outstanding shares.

Asset Quality:

Credit quality metrics reflected meaningful improvement during the fourth quarter of 2017 due to continued improvements of energy credits combined with general credit stability in the remaining loan portfolio.

-

NPAs totaled $70.7 million, or 0.9%, of total loans, OREO and other NPAs as of December 31, 2017, down from $121.8 million, or 1.5%, as of September 30, 2017, and down from $166.2 million, or 2.2%, as of December 31, 2016.

-	The decline in NPAs are due primarily to continued improvements of energy credits, with energy portfolio NPAs totaling $58.7 million at December 31, 2017 down from $98.2 million at September 30, 2017.
-	Of the $42.8 million in energy nonperforming loans included in total NPAs as of December 31, 2017, over 75% were paying in accordance with contractual terms.

The allowance for credit losses (“ACL”) was $87.6 million, or 1.06% of total loans, as of December 31, 2017, as compared to $94.8 million, or 1.18% of total loans, as of September 30, 2017 and $82.3 million, or 1.11% of total loans, as of December 31, 2016.

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Net-charge offs as a percent of average loans for the full year amounted to 0.06% in 2017, and an improvement from 0.65% in 2016.  Net-charge offs were $2.7 million and $4.4 million for the quarter and year ended December 31, 2017, respectively, as compared to $3.7 million and $46.9 million for the quarter and year ended December 31, 2016, respectively, and $173 thousand for the three months ended September 30, 2017.

-

The decline in the ACL during the fourth quarter of 2017 compared to the prior quarter resulted primarily from the reduction in non-performing loans and related valuation reserves (largely from the energy portfolio), improved environmental factors in the energy sector, and the reversal of approximately $2.0 million in consumer mortgage reserves recorded in the third quarter of 2017 associated with Hurricanes Harvey and Irma.

-	At December 31, 2017, the ACL included reserves for the energy portfolio of 1.8%, down from 2.5% as of September 30, 2017 and 2.6% as of December 31, 2016.
-	Loan provisions (reversals) for the fourth quarter of 2017 were $(4.5) million as compared to $(5.2) million in the prior year quarter and $1.7 million in the third quarter of 2017.

Total Revenue:

Total revenue for the fourth quarter of 2017 was $113.6 million, up 4.9% from the linked quarter and up 19.7% from the same period in 2016.  On a full year basis, 2017 revenues of $426 million increased $58.2 million or 15.8%.  The revenue increases were primarily a result of both strong loan growth during the period and meaningful increases in net interest margins.

Net interest income for the fourth quarter of 2017 was $87.9 million an increase of $6.7 million, or 8.3%, from the third quarter of 2017 and an increase of $15.4 million, or 21.3%, from the same period 2016.

-

Our fully tax-equivalent net interest margin (“NIM”) for the fourth quarter of 2017 was 3.59% as compared to 3.52% for the third quarter of 2017 and 3.31% for the fourth quarter of 2016.  The year-over-year increase in NIM is primarily a result of our asset sensitive balance sheet and earning asset yields increasing more significantly than our funding costs in the recent rising rate environment.  The linked quarter increase in NIM was due to timing of recovery accretion on acquired-impaired loans.

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Earning asset yields for the fourth quarter of 2017 were 4.41%, up 11 basis points from 4.30% in the third quarter of 2017, and up 45 basis points from 3.96% in the fourth quarter of 2016, driven by increases in loan yields.

o	Approximately 70% of our loan portfolio is floating rate and has benefited from the short-term rate increases during the periods.
o	Yield on loans, excluding acquired-impaired loans, was 4.47%, 4.41% and 4.03% for the fourth quarter of 2017, third quarter of 2017 and fourth quarter of 2016, respectively.
o	Total accretion for acquired-impaired loans was $8.1 million in the fourth quarter of 2017, up $2.3 million from the third quarter of 2017 and up $0.3 million from the fourth quarter of 2016.
o	Total loan yields increased to 4.72% for the fourth quarter of 2017 versus 4.55% for the third quarter of 2017 and 4.26% for the fourth quarter of 2016.
-	Total cost of deposits for the fourth quarter of 2017 was 69 basis points versus 64 basis points in the linked quarter and 47 basis points in the fourth quarter of 2016.
-	Total cost of funds for the fourth quarter of 2017 was 89 basis points versus 84 basis points in the linked quarter and 69 basis points in the fourth quarter of 2016.
o

Increases in funding costs reflect the increases in short term rates, partially offset by improvements in the funding mix, including declines in interest-sensitive brokered deposits and increases in noninterest bearing deposits.

Noninterest income for the fourth quarter of 2017 was $25.7 million, a decrease of $1.5 million, or 5.4%, from the third quarter of 2017, and an increase of $3.3 million, or 14.7%, from the same period of 2016.

-

Total service fees and revenue for the fourth quarter of 2017 was $22.4 million, a decrease of $0.6 million from the third quarter of 2017, and an increase of $1.8 million from the same period of 2016.  The changes were driven primarily by:

o	Assets Under Management increasing to $5.6 billion as of December 31, 2017, an increase of $51.4 million from September 30, 2017 and $266.2 million from December 31, 2016.
o	Insurance revenue declines of $0.5 million linked quarter due to the sale of the assets of a specialty insurance unit in the third quarter of 2017.
o	Mortgage banking revenue declines of $0.3 million from the third quarter of 2017 due to both seasonality and more mortgages being held on the balance sheet versus sold.
-	Total other noninterest income for the fourth quarter of 2017 was $3.3 million, a decrease of $0.9 million from the third quarter of 2017, and an increase of $1.5 million from the same period of 2016.
-	Significant non-routine items included in other noninterest income during comparable periods include:
o	Securities gains (losses) - $16 thousand gains in the fourth quarter of 2017 and $1.3 million gains in the fourth quarter of 2016;
o	Gain (loss) on sale of commercial loans - $1.6 million gain in the fourth quarter of 2017 and ($0.5) million loss in the fourth quarter of 2016, both related to credit resolutions;
o	Gain on sale of assets of a specialty insurance unit - $1.1 million in the third quarter of 2017;

o

Earnings from Limited Partnerships primarily due to changes in equity valuation – $0.7 million in the fourth quarter of 2017, $1.5 million in the third quarter of 2017 and a loss of ($0.2) million in the fourth quarter of 2016.

Noninterest Expenses:

Noninterest expense for the fourth quarter of 2017 was $66.4 million, an increase of $9.8 million from $56.5 million for the third quarter of 2017, and an increase of $11.0 million from $55.4 million during the same period in 2016.  Increases in the fourth quarter of 2017 included non-routine expenses related to legacy bank pre-acquisition legal costs, secondary offering costs, consulting, and other notable expenses detailed below:

-

Salaries and employee benefits expense included an increase in incentives of $0.7 million from the third quarter of 2017 and an increase of $5.0 million from the fourth quarter of 2016 driven by improved operating performance of the bank and company valuation.

-

Other real estate (“ORE”) costs for the fourth quarter of 2017 included $0.6 million in ORE writedowns and another $0.4 million in ORE losses on sales, as we reduced our ORE by $11.2 million during the quarter to $7.6 million at December 31, 2017.

-	Data processing expense for the fourth quarter of 2017 included $0.5 million in costs associated with a trust system upgrade and conversion.
-	Consulting and professional fees in the fourth quarter of 2017 included $1.2 million in expenses specific to the November 2017 secondary offering, and $0.8 million in non-routine tax consulting costs.
-	Legal expense for the fourth quarter of 2017 included $2.0 million in legal costs associated with certain pre-acquisition related litigation and contingencies related to a legacy acquired bank.
-

Other expenses for the fourth quarter of 2017 included $0.8 million in unfunded commitments provision driven by loan growth, $0.6 million related to technology licensing updates, as well as other seasonal variances in expenses.

Noninterest expense for the year ended December 31, 2017 was $233.4 million as compared to $220.2 million during the same period of 2016, an increase of $13.2 million, or 6.0%.

The efficiency ratio(1) for the fourth quarter of 2017 was 58.44%, as compared to the fourth quarter of 2016 and third quarter of 2017 ratios of 58.40% and 52.20%, respectively.  The efficiency ratio for the year ended December 31, 2017 was 54.77%, compared to 59.86% in the prior year, reflecting ongoing focus on managing expense and expanding revenue.  Total 2017 revenues increased $58.2 million or 15.8% over 2016, while total 2017 expenses increased $13.2 million or 6.0% over 2016.

Taxes:

The effective tax rate for the quarter ended December 31, 2017 was 71.6% as compared to 34.9% in the third quarter of 2017 and 35.1% in the fourth quarter of 2016.  Excluding the effects of Tax Reform, our effective tax rate for the quarter and year ended December 31, 2017 was 34.8%(1) and 33.7%(1), respectively.  Considering the effects of Tax Reform, we estimate our effective tax rate will range between 21% to 22% in 2018.

(1) Considered a non-GAAP financial measure.  See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Quarterly Dividend:

On January 24, 2018, the Board of Directors of Cadence declared a quarterly cash dividend in the amount of $0.125 per share of common stock, representing an annualized dividend of $0.50 per share.  The dividend will be paid on March 20, 2018 to holders of record of the Class A common stock on March 1, 2018.

Supplementary Financial Tables (Unaudited):

Supplementary Financial Tables (Unaudited) are included in this release following the customary disclosure information.

Fourth Quarter 2017 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss fourth quarter 2017 results on Thursday, January 25, 2018, at 10:00 a.m. CT / 11:00 a.m. ET.  Slides to be presented by management on the conference call can be viewed by visiting www.cadencebancorporation.com and selecting “Events & Presentations” then “Event Calendar”.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration, and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684
Participant Elite Entry Number:	0853440

For those unable to participate in the live presentation, a replay will be available through February 8, 2018.  To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10115434
End Date:	February 8, 2018

Webcast Access:

A webcast of the conference call as well as the slides to be presented by management can be viewed by visiting www.cadencebancorporation.com and selecting “Events & Presentations” then “Event Calendar”.

About Cadence Bancorporation

Cadence Bancorporation (NYSE:CADE) is an $11 billion in assets regional bank holding company headquartered in Houston, Texas. Through its affiliates, Cadence operates 65 locations in Alabama, Florida, Texas, Mississippi and Tennessee, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, commercial real estate, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, business and personal insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and 56,000 ATMs. The Cadence team of 1,200 associates is committed to exceeding customer expectations and helping their clients succeed financially. Cadence Bank, N.A., Cadence Insurance, and Linscomb & Williams are direct or indirect subsidiaries of Cadence Bancorporation.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 7).

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Contact Information

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com

Table 1 - Selected Financial Data

	As of and for the Three Months Ended					For the Year Ended December 31,
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Statement of Operations Data:
Interest income	$108,370	$99,503	$99,375	$89,619	$87,068	$396,867	$335,250
Interest expense	20,459	18,340	16,991	14,861	14,570	70,651	55,811
Net interest income	87,911	81,163	82,384	74,758	72,498	326,216	279,439
Provision for credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,735	49,348
Net interest income after provision	92,386	79,440	75,683	68,972	77,720	316,481	230,091
Noninterest income - service fees and revenue	22,405	23,014	22,144	22,489	20,605	90,052	81,976
- other noninterest income	3,251	4,110	845	1,616	1,755	9,822	6,427
Noninterest expense	66,371	56,530	56,134	54,321	55,394	233,356	220,180
Income before income taxes	51,671	50,034	42,538	38,756	44,686	182,999	98,314
Income tax expense	36,980	17,457	13,570	12,639	15,701	80,646	32,540
Net income	$14,691	$32,577	$28,968	$26,117	$28,985	$102,353	$65,774
Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,262,948	$1,198,032	$1,079,935	$1,116,280	$1,139,347	$1,262,948	$1,139,347
Total loans, net of unearned income	8,253,427	8,028,938	7,716,621	7,561,472	7,432,711	8,253,427	7,432,711
Allowance for credit losses	87,576	94,765	93,215	88,304	82,268	87,576	82,268
Total assets	10,948,926	10,502,261	9,811,557	9,720,937	9,530,888	10,948,926	9,530,888
Total deposits	9,011,515	8,501,102	7,930,383	7,841,710	8,016,749	9,011,515	8,016,749
Noninterest-bearing deposits	2,242,765	2,071,594	1,857,809	1,871,514	1,840,955	2,242,765	1,840,955
Interest-bearing deposits	6,768,750	6,429,508	6,072,574	5,970,196	6,175,794	6,768,750	6,175,794
Borrowings and subordinated debentures	470,814	572,683	499,266	682,568	331,712	470,814	331,712
Total shareholders’ equity	1,359,056	1,340,848	1,304,054	1,105,976	1,080,498	1,359,056	1,080,498
Average Balance Sheet Data:
Investment securities, available-for-sale	$1,228,330	$1,169,182	$1,099,307	$1,125,174	$1,060,821	$1,155,819	$1,001,317
Total loans, net of unearned income	8,226,294	7,867,794	7,650,048	7,551,173	7,375,446	7,825,763	7,186,635
Allowance for credit losses	94,968	94,706	90,366	82,258	95,042	90,621	90,264
Total assets	10,586,245	10,024,871	9,786,355	9,670,593	9,596,574	10,020,036	9,271,629
Total deposits	8,635,473	8,139,969	7,940,421	8,025,068	7,925,281	8,186,781	7,655,302
Noninterest-bearing deposits	2,170,758	1,982,784	1,845,447	1,857,657	1,784,422	1,965,070	1,688,405
Interest-bearing deposits	6,464,715	6,157,185	6,094,974	6,167,411	6,140,859	6,221,711	5,966,897
Borrowings and subordinated debentures	502,428	484,798	510,373	474,976	500,045	493,196	452,685
Total shareholders’ equity	1,348,867	1,320,884	1,251,217	1,090,905	1,094,182	1,253,861	1,093,604

Table 1 (Continued) - Selected Financial Data

	As of and for the Three Months Ended					For the Year Ended December 31,
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Per Share Data:(3)
Earnings
Basic	$0.18	$0.39	$0.35	$0.35	$0.39	$1.26	$0.88
Diluted	0.17	0.39	0.35	0.35	0.38	1.25	0.87
Book value per common share	16.25	16.03	15.59	14.75	14.41	16.25	14.41
Tangible book value (1)	12.33	12.10	11.64	10.33	9.97	12.33	9.97
Weighted average common shares outstanding
Basic	83,625,000	83,625,000	81,918,956	75,000,000	75,000,000	81,072,945	75,000,000
Diluted	84,717,005	83,955,685	81,951,795	75,672,750	75,402,525	81,605,015	75,294,600
Performance Ratios:
Return on average common equity (2)	4.32%	9.78%	9.29%	9.71%	10.54%	8.16%	6.01%
Return on average tangible common equity (1) (2)	5.71	13.04	12.63	13.96	15.16	11.08	8.68
Return on average assets (2)	0.55	1.29	1.19	1.10	1.20	1.02	0.71
Net interest margin (2)	3.59	3.52	3.71	3.46	3.31	3.57	3.30
Efficiency ratio (1)	58.44	52.20	53.27	54.95	58.40	54.77	59.86
Asset Quality Ratios:
Total nonperforming assets ("NPAs") to total loans and OREO and other NPAs	0.85%	1.51%	1.82%	2.25%	2.22%	0.85%	2.22%
Total nonperforming loans to total loans	0.58	0.96	1.36	1.77	1.73	0.58	1.73
Total ACL to total loans	1.06	1.18	1.21	1.17	1.11	1.06	1.11
ACL to total nonperforming loans ("NPLs")	183.62	122.66	88.81	65.80	63.83	183.62	63.80
Net charge-offs to average loans (2)	0.13	0.01	0.09	(0.01)	0.20	0.06	0.65
Capital Ratios:
Total shareholders’ equity to assets	12.41%	12.77%	13.29%	11.38%	11.34%	12.41%	11.34%
Tangible common equity to tangible assets (1)	9.71	9.95	10.27	8.25	8.13	9.71	8.13
Common equity tier 1 (CET1) (transitional)	10.57	10.79	10.92	8.99	8.84	10.57	8.84
Tier 1 leverage capital	10.68	11.12	11.00	9.10	8.89	10.68	8.89
Tier 1 risk-based capital	10.94	11.17	11.31	9.36	9.19	10.94	9.19
Total risk-based capital	12.81	13.18	13.41	11.43	11.22	12.81	11.22
_____________________

(1) - Considered a non-GAAP financial measure. See Table 7 "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) - Annualized.

(3) - As of the completion of a secondary offering on November 13, 2017, 64,075,000 of our outstanding shares are owned by our parent-holding company Cadence Bancorp LLC.  Cadence Bancorp LLC owned 75,000,000 of our outstanding shares before the secondary offering.

Table 2 - Average Balances/Yield/Rates

	For the Three Months Ended December 31,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,961,692	$89,762	4.47%	$7,037,980	$71,237	4.03%
ACI portfolio	264,602	8,145	12.21	337,466	7,813	9.21
Total loans	8,226,294	97,907	4.72	7,375,446	79,050	4.26
Investment securities
Taxable	817,971	5,000	2.43	676,148	3,418	2.01
Tax-exempt (2)	410,359	5,047	4.88	384,673	4,814	4.98
Total investment securities	1,228,330	10,047	3.25	1,060,821	8,232	3.09
Federal funds sold and short-term investments	409,317	1,151	1.12	436,665	783	0.71
Other investments	51,318	1,030	7.96	48,643	688	5.63
Total interest-earning assets	9,915,259	110,135	4.41	8,921,575	88,753	3.96
Noninterest-earning assets:
Cash and due from banks	66,849			44,851
Premises and equipment	64,730			67,608
Accrued interest and other assets	634,375			657,582
Allowance for credit losses	(94,968)			(95,042)
Total assets	$10,586,245			$9,596,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$4,424,371	$7,844	0.70%	$4,404,779	$4,973	0.45%
Savings deposits	177,413	112	0.25	179,094	111	0.25
Time deposits	1,862,931	7,129	1.52	1,556,986	4,325	1.11
Total interest-bearing deposits	6,464,715	15,085	0.93	6,140,859	9,409	0.61
Other borrowings	367,373	3,021	3.26	365,728	2,854	3.10
Subordinated debentures	135,055	2,353	6.91	134,317	2,307	6.83
Total interest-bearing liabilities	6,967,143	20,459	1.17	6,640,904	14,570	0.87
Noninterest-bearing liabilities:
Demand deposits	2,170,758			1,784,422
Accrued interest and other liabilities	99,477			77,066
Total liabilities	9,237,378			8,502,392
Stockholders' equity	1,348,867			1,094,182
Total liabilities and stockholders' equity	$10,586,245			$9,596,574
Net interest income/net interest spread		89,676	3.24%		74,183	3.09%
Net yield on earning assets/net interest margin			3.59%			3.31%
Taxable equivalent adjustment:
Investment securities		(1,765)			(1,685)
Net interest income		$87,911			$72,498
_____________________
(1) Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

	For the Three Months Ended December 31, 2017			For the Three Months Ended September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,961,692	$89,762	4.47%	$7,587,556	$84,321	4.41%
ACI portfolio	264,602	8,145	12.21	280,238	5,840	8.27
Total loans	8,226,294	97,907	4.72	7,867,794	90,161	4.55
Investment securities
Taxable	817,971	5,000	2.43	760,269	4,610	2.41
Tax-exempt (2)	410,359	5,047	4.88	408,913	5,046	4.90
Total investment securities	1,228,330	10,047	3.25	1,169,182	9,656	3.28
Federal funds sold and short-term investments	409,317	1,151	1.12	267,684	1,072	1.59
Other investments	51,318	1,030	7.96	49,661	380	3.04
Total interest-earning assets	9,915,259	110,135	4.41	9,354,321	101,269	4.30
Noninterest-earning assets:
Cash and due from banks	66,849			60,760
Premises and equipment	64,730			65,308
Accrued interest and other assets	634,375			639,188
Allowance for credit losses	(94,968)			(94,706)
Total assets	$10,586,245			$10,024,871
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$4,424,371	$7,844	0.70%	$4,329,086	$7,300	0.67%
Savings deposits	177,413	112	0.25	180,099	113	0.25
Time deposits	1,862,931	7,129	1.52	1,648,000	5,665	1.36
Total interest-bearing deposits	6,464,715	15,085	0.93	6,157,185	13,078	0.84
Other borrowings	367,373	3,021	3.26	349,925	2,926	3.32
Subordinated debentures	135,055	2,353	6.91	134,873	2,336	6.87
Total interest-bearing liabilities	6,967,143	20,459	1.17	6,641,983	18,340	1.10
Noninterest-bearing liabilities:
Demand deposits	2,170,758			1,982,784
Accrued interest and other liabilities	99,477			79,220
Total liabilities	9,237,378			8,703,987
Stockholders' equity	1,348,867			1,320,884
Total liabilities and stockholders' equity	$10,586,245			$10,024,871
Net interest income/net interest spread		89,676	3.24%		82,929	3.20%
Net yield on earning assets/net interest margin			3.59%			3.52%
Taxable equivalent adjustment:
Investment securities		(1,765)			(1,766)
Net interest income		$87,911			$81,163
_____________________
(1) Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

	For the Year Ended December 31,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,535,099	$327,857	4.35%	$6,811,616	$268,984	3.95%
ACI portfolio	290,664	31,451	10.82	375,019	36,569	9.75
Total loans	7,825,763	359,308	4.59	7,186,635	305,553	4.25
Investment securities
Taxable	747,590	18,089	2.42	725,100	15,838	2.18
Tax-exempt (2)	408,229	20,554	5.03	276,217	13,464	4.87
Total investment securities	1,155,819	38,643	3.34	1,001,317	29,302	2.93
Federal funds sold and short-term investments	313,683	3,336	1.06	368,669	2,419	0.66
Other investments	49,781	2,774	5.57	46,364	2,688	5.80
Total interest-earning assets	9,345,046	404,061	4.32	8,602,985	339,962	3.95
Noninterest-earning assets:
Cash and due from banks	60,108			47,569
Premises and equipment	65,428			69,290
Accrued interest and other assets	640,075			642,049
Allowance for credit losses	(90,621)			(90,264)
Total assets	$10,020,036			$9,271,629
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$4,360,252	$27,030	0.62%	$4,122,667	$17,832	0.43%
Savings deposits	181,500	456	0.25	178,397	423	0.24
Time deposits	1,679,959	22,213	1.32	1,665,833	17,191	1.03
Total interest-bearing deposits	6,221,711	49,699	0.80	5,966,897	35,446	0.59
Other borrowings	358,413	11,644	3.25	318,668	11,215	3.52
Subordinated debentures	134,783	9,308	6.91	134,017	9,150	6.83
Total interest-bearing liabilities	6,714,907	70,651	1.05	6,419,582	55,811	0.87
Noninterest-bearing liabilities:
Demand deposits	1,965,070			1,688,405
Accrued interest and other liabilities	86,198			70,038
Total liabilities	8,766,175			8,178,025
Stockholders' equity	1,253,861			1,093,604
Total liabilities and stockholders' equity	$10,020,036			$9,271,629
Net interest income/net interest spread		333,410	3.27%		284,151	3.08%
Net yield on earning assets/net interest margin			3.57%			3.30%
Taxable equivalent adjustment:
Investment securities		(7,194)			(4,712)
Net interest income		$326,216			$279,439
_____________________
(1) Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

Table 3 – Loan Interest Income Detail

	For the Three Months Ended,					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$89,762	$84,321	$79,904	$73,869	$71,237	$327,857	$268,984
Scheduled accretion for the period	5,348	5,550	6,075	6,331	6,845	23,303	30,870
Recovery income for the period	2,797	290	4,450	610	968	8,148	5,699
Accretion on acquired credit impaired (ACI) loans	8,145	5,840	10,525	6,941	7,813	31,451	36,569
Loan interest income	$97,907	$90,161	$90,429	$80,810	$79,050	$359,308	$305,553

Loan yield, excluding ACI loans	4.47%	4.41%	4.36%	4.14%	4.03%	4.35%	3.95%
ACI loan yield	12.21	8.27	14.02	8.89	9.21	10.82	9.75
Total loan yield	4.72%	4.55%	4.74%	4.34%	4.26%	4.59%	4.25%

Table 4 - Allowance for Credit Losses

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Balance at beginning of period	$94,765	$93,215	$88,304	$82,268	$91,169	$82,268	$79,783
Charge-offs	(2,860)	(581)	(2,879)	(551)	(3,922)	(6,871)	(49,302)
Recoveries	146	408	1,089	801	243	2,444	2,439
Net (charge-offs) recoveries	(2,714)	(173)	(1,790)	250	(3,679)	(4,427)	(46,863)
Provision for (reversal of) credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,735	49,348
Balance at end of period	$87,576	$94,765	$93,215	$88,304	$82,268	$87,576	$82,268

Table 5 -Noninterest Income

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Noninterest Income
Investment advisory revenue	$5,257	$5,283	$5,061	$4,916	$4,821	$20,517	$18,811
Trust services revenue	4,836	4,613	4,584	5,231	4,109	19,264	16,109
Service charges on deposit accounts	3,753	3,920	3,784	3,815	3,614	15,272	13,793
Credit-related fees	3,372	3,306	2,741	2,747	2,875	12,166	10,729
Insurance revenue	1,470	1,950	1,828	2,130	1,577	7,378	7,717
Bankcard fees	1,833	1,803	1,862	1,812	1,813	7,310	7,270
Mortgage banking revenue	687	965	1,213	866	1,019	3,731	4,663
Other service fees earned	1,197	1,174	1,071	972	777	4,414	2,884
Total service fees and revenue	22,405	23,014	22,144	22,489	20,605	90,052	81,976
Securities gains (losses), net	16	1	(244)	81	1,267	(146)	3,736
Other	3,235	4,109	1,089	1,535	488	9,968	2,691
Total other noninterest income	3,251	4,110	845	1,616	1,755	9,822	6,427
Total noninterest income (GAAP)	25,656	27,124	22,989	24,105	22,360	99,874	88,403
Less: Securities gains (losses)	16	1	(244)	81	1,267	(146)	3,736
Adjusted noninterest operating revenue (Non-GAAP measure)	$25,640	$27,123	$23,233	$24,024	$21,093	$100,020	$84,667

Table 6 -Noninterest Expense

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Noninterest Expenses
Salaries and employee benefits	$35,162	$35,007	$34,682	$34,267	$28,139	$139,118	$125,068
Premises and equipment	7,629	7,419	7,180	6,693	7,475	28,921	27,982
Intangible asset amortization	1,085	1,136	1,190	1,241	1,555	4,652	6,532
Net cost of operation of other real estate owned	1,075	453	427	296	1,117	2,251	3,033
Data processing	2,504	1,688	1,702	1,696	1,767	7,590	6,280
Special asset expenses	331	215	469	140	670	1,156	1,788
Consulting and professional fees	4,380	2,069	1,502	1,139	2,288	9,090	6,728
Loan related expenses	810	532	757	280	1,236	2,379	3,114
FDIC insurance	939	889	954	1,493	1,517	4,275	7,228
Communications	857	650	675	655	741	2,837	2,656
Advertising and public relations	683	521	499	345	344	2,048	1,369
Legal expenses	2,626	612	508	432	662	4,178	2,721
Branch closure expenses	55	50	47	46	47	198	238
Other	8,235	5,289	5,542	5,598	7,836	24,663	25,443
Total noninterest expenses	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180

Table 7 - Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended					As of and for the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Efficiency ratio
Noninterest expenses (numerator)	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180
Net interest income	$87,911	$81,163	$82,384	$74,758	$72,498	$326,216	$279,439
Noninterest income	25,656	27,124	22,989	24,105	22,360	99,874	88,403
Operating revenue (denominator)	$113,567	$108,287	$105,373	$98,863	$94,858	$426,090	$367,842
Efficiency ratio	58.44%	52.20%	53.27%	54.95%	58.40%	54.77%	59.86%
Adjusted noninterest expenses and operating revenue
Noninterest expense	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180
Less: Branch closure expenses	55	50	47	46	47	198	238
Adjusted noninterest expenses	$66,316	$56,480	$56,087	$54,275	$55,347	$233,158	$219,942
Net interest income	$87,911	$81,163	$82,384	$74,758	$72,498	$326,216	$279,439
Noninterest income	25,656	27,124	22,989	24,105	22,360	99,874	88,403
Less: Securities gains (losses), net	16	1	(244)	81	1,267	(146)	3,736
Adjusted operating revenue	$113,551	$108,286	$105,617	$98,782	$93,591	$426,236	$364,106
Tangible common equity ratio
Shareholders’ equity	$1,359,056	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)
Tangible common shareholders’ equity	1,031,016	1,011,724	973,793	774,526	747,807	1,031,016	747,807
Total assets	10,948,926	10,502,261	9,811,557	9,720,937	9,530,888	10,948,926	9,530,888
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)
Tangible assets	$10,620,886	$10,173,137	$9,481,296	$9,389,487	$9,198,197	$10,620,886	$9,198,197
Tangible common equity ratio	9.71%	9.95%	10.27%	8.25%	8.13%	9.71%	8.13%
Tangible book value per share
Shareholders’ equity	$1,359,056	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)
Tangible common shareholders’ equity	$1,031,016	$1,011,724	$973,793	$774,526	$747,807	$1,031,016	$747,807
Common shares issued	83,625,000	83,625,000	83,625,000	75,000,000	75,000,000	83,625,000	75,000,000
Tangible book value per share	$12.33	$12.10	$11.64	$10.33	$9.97	$12.33	$9.97
Return on average tangible common equity
Average common equity	$1,348,867	$1,320,884	$1,251,217	$1,090,905	$1,094,182	$1,253,861	$1,093,604
Less: Average intangible assets	(328,697)	(329,816)	(330,977)	(332,199)	(333,640)	(330,411)	(336,054)
Average tangible common shareholders’ equity	$1,020,170	$991,068	$920,240	$758,706	$760,542	$923,450	$757,550
Net income	$14,691	$32,577	$28,968	$26,117	$28,985	$102,353	$65,774
Return on average tangible common equity(1)	5.71%	13.04%	12.63%	13.96%	15.16%	11.08%	8.68%
Pre-tax, pre-provision net earnings
Income before taxes	$51,671	$50,034	$42,538	$38,756	$44,686	$182,999	$98,314
Plus: Provision for credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,375	49,348
Pre-tax, pre-provision net earnings	$47,196	$51,757	$49,239	$44,542	$39,464	$192,374	$147,662

Table 7 (continued) - Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended	As of and for the Year Ended
(In thousands)	December 31, 2017	December 31, 2017
Reconciliation of Non-GAAP Financial Measures Related to One-Time Tax Charge
Net income excluding one-time tax charge
Net income	$14,691	$102,353
Add: One-time tax charge	19,022	19,022
Net income excluding one-time tax charge	$33,713	$121,375
Earnings per share
Earnings per diluted common share	$0.17	$1.25
One-time tax charge per share	0.22	0.23
Earnings per diluted common share excluding one-time tax charge	$0.39	$1.48
Return on Average Assets
Net income excluding one-time tax charge	$33,713	$121,375
Average assets	10,586,245	10,020,036
Return on average assets excluding one-time tax charge(1)	1.26%	1.21%
Return on Average Common Equity
Net income excluding one-time tax charge	$33,713	$121,375
Average common equity	1,348,867	1,253,861
Return on average common equity excluding one-time tax charge(1)	9.92%	9.68%
Return on Average Tangible Common Equity
Net income excluding one-time tax charge	$33,713	$121,375
Average tangible common shareholders’ equity	1,020,170	923,450
Return on average tangible common shareholders’ equity excluding one-time tax charge(1)	13.11%	13.14%
Effective Tax Rate
Income before taxes	$51,671	$182,999
Income tax expense	36,980	80,646
Less: one-time tax charge	19,022	19,022
Income tax expense excluding one-time tax charge	17,958	61,624
Effective tax rate excluding one-time tax charge	34.8%	33.7%
_____________________
(1) Annualized for the three month periods.